                                                                      EXHIBIT 10

                                   LOFT LEASE

                                   - between -
                               S. I. K. ASSOCIATES
                                    Landlord

                                     - and -

                        SPARTA COMMERCIAL SERVICES, INC.
                                     Tenant

                                    Premises:
            for space consisting of the entire twentieth (20th) floor
                            of the building known as:
                               462 Seventh Avenue,
                               New York, NY 10018

                                       -1-

                               TABLE OF CONTENTS
                               -----------------
                                                                     Page
                                                                     ----
1.   Rent.                                                             3
2.   Use                                                               3
3.   Alterations                                                       3
4.   Repairs.                                                          4
5.   Window Cleaning                                                   5
6.   Requirements of Law, Fire Insurance, Floor Loads                  5
7.   Subordination and Attornment.                                     6
8.   Property - Loss, Damage, Reimbursement, Indemnity.                6
9.   Destruction, Fire and Other Casualty                              6
10.  Eminent Domain.                                                   7
11.  Assignment, Mortgage, Etc..                                       7
12.  Electric Current                                                  7
13.  Access to Premises                                                7
14.  Vault, Vault Space, Area.                                         8
15.  Occupancy                                                         8
16.  Bankruptcy.                                                       8
717. Default.                                                          9
18.  Remedies of Landlord and Waiver of Redemption                     9
19.  Fees and Expenses                                                10
20.  Building Alterations and Management                              10
21.  No Representations by Landlord                                   10
22.  End of Term                                                      11
23.  Quiet Enjoyment.                                                 11
24.  Failure to Give Possession.                                      11
25.  No Waiver.                                                       12
26.  Waiver of Trial by Jury                                          12
27.  Inability to Perform.                                            12
28.  Bills and Notices                                                12
29.  Services Provided By Landlord                                    13
30.  Captions.                                                        13
31.  Definitions.                                                     14
32.  Estoppel Certificate.                                            15

                                                          1

33.  Rules and Regulations.                                           15

37.  REAL ESTATE TAX .                                                17
38.  Landlord's Work .................................................17
39.  Laws and Ordinances.                                             18
40.  Broker.                                                          18
41.  Sublease, Assignments, Etc.                                      18
42a. Annual Rent.:                                                    20
42b. Concession ............................................          20
43.  Insurance..                                                      20

                   EXHIBIT "A" ---- LIMITED GUARANTY ------ 31

                                        2

                                   LOFT LEASE

     AGREEMENT OF LEASE made as of this 27th day of October 2004 between S.I.K.
ASSOCIATES c/o Kaufman Management Company, LLC having an office at 450 Seventh
Avenue, New York, New York 10123, party of the first part, hereinafter referred to as LANDLORD, and SPARTA COMMERCIAL SERVICES, INC. having an office at 240
West 35th Street, New York, NY 10001, party of the second part, hereinafter referred to as TENANT.

     WITNESSETH. Landlord hereby leases to Tenant and Tenant hereby hires from
Landlord space consisting of the entire twentieth (20th) floor (the "Demised
Premises") of the Building known as 462 Seventh Avenue, New York, NY 10018 in the Borough of Manhattan, City of New York (the "Building"), to commence on
December 1st, 2004 (the "Commencement Date") and ending on November 30th, 2007
(the "Expiration Date"), both dates inclusive, at annual rental rates as provided in Article 42 (the "Fixed Rent"), which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatsoever. The first (1st) monthly installment shall be paid upon execution of this lease by Tenant.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows.

          1. Rent. Tenant shall pay the rent as above and as hereinafter provided in Article #42.

          2. Use. Tenant shall use and occupy the Demised Premises for general office use and for no other purpose.

          3. Alterations: Tenant shall make no changes in or to the Demised
Premises of any nature without Landlord's prior written consent. Subject to the prior written consent of Landlord, and to the provisions of this Article, Tenant at Tenant's expense, may make non-structural alterations, installations, additions or improvements which do not affect utility services or plumbing and electrical lines, in or to the interior of the Demised Premises using licensed and reputable contractors or mechanics first approved by Landlord. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies. Tenant agrees to carry and will cause
Tenant's contractors and sub-contractors to carry such worker's compensation, general liability, personal and property damage insurance as Landlord may reasonably require. If any mechanic's lien is filed against the Demised Premises or the Building for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant within thirty (30) days after Tenant receives written notice thereof at Tenant's expense, by filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the Demised Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises unless Landlord, by notice to Tenant no later than thirty (30) days prior to the date fixed as the termination of this lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event the same shall be removed from the Demised Premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give
Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such furniture, fixtures and equipment from the Demised Premises or upon removal of other installations as may be permitted hereunder, Tenant shall immediately and at its expense, repair any damage occasioned by such removal. All property permitted to be removed by Tenant at the end of the term remaining in the Demised Premises after
Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or removed from the Demised Premises by Landlord, at Tenant's expense.

          In order to prevent mechanic's or materialmen's liens from attaching to the Demised Premises or Building, any contractor ("Contractors") or subcontractor ("Subcontractor") performing work for or at the request of Tenant covenants and agrees to look only to Tenant for payment under the respective contract and to attain that and further covenants and agrees:

               (a) Not to file or record any contract for work ("Contract") or notice thereof or any notice of intention, lien claim or stop notice in the
Office of the County Clerk of New York State of N.Y., or any other place permitted by law.

               (b) To bind by Contract each subcontractor and each material man with whom any contractor enters into a written contract, not file or record in the office of the County Recorder of New York County, State of N.Y. such contract or notice thereof or any notice of intention, lien claims or stop notice and to make each subcontractor similarly bind in writing each succeeding subordinate subcontractor and/or materialmen with whom a written contract is entered into;

               (c) The Contractor and any subcontractor ("Subcontractor") will execute and deliver to Landlord a waiver of or release of Mechanic's and/or
Materialmen's Liens. The Contractor and Sub-Contractor shall submit Partial
Release and Waiver of Lien with all progress payments and said Contractor or
Sub-Contractor does hereby waive, release and relinquish any and all claims, demands and rights of liens to the extent of the amount owed for all work, labor, materials, equipment, services done, performed or furnished to that date.

               (d) Upon completion of all work, the Contractor and
Sub-Contractor shall execute a Final Release of Lien with final payment and deliver same to Landlord.

               (e) Neither progress payments, final payments nor any part of the retained percentage shall become due until the Contractor shall deliver to the
Landlord, in the form required by the Landlord, a complete release of all liens arising out of this Contract and an affidavit that so far as he has knowledge or information all the labor and materials have been paid for. If any Subcontractor refuses to furnish a release in full, Contractor shall furnish Landlord with a bond satisfactory to the Landlord, to indemnify it against any lien. If any liens remain unsatisfied after all payments are made, the Contractor shall refund to the Landlord all monies that the latter may be compelled to pay in discharging such a lien, including all costs and reasonable attorney's fees.

               (f) Anything in the Contract to the contrary notwithstanding it is understood that the Landlord shall not be obliged to make payment on account of any part of the Contract price which is not a proper payment within the meaning and construction of the laws of the State of N.Y. relating to liens. The
Contractor agrees that all payments made to materialmen or to the Subcontractors for labor and services shall be accompanied by a direction that the payment shall be applied to account for work or services performed or material supplied in connection with this project.

          4. Repairs. Landlord shall maintain and repair the exterior of and the public portions of the Building and all Building systems servicing the Demised
Premises. Tenant shall, throughout the term of this lease, take good care of the
Demised Premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the Building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees. Tenant shall also repair all damage to the Building and the Demised Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten
(10) days written notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the expense of
Tenant, and the expenses thereof incurred by Landlord shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the Demised
Premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the Demised Premises and following such notice, Landlord shall promptly remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as hereinafter provided, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this
Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 shall apply.

          5. Window Cleaning. Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

          6. Requirements of Law, Fire Insurance, Floor Loads. Prior to the
commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance
Services Office, or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises or Building whether or not arising out of Tenant's manner of use. Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord. Tenant shall not keep anything in the Demised Premises except as now or hereafter permitted by the
Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization
and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the
Building, nor use the Demised Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then
Tenant shall reimburse Landlord after notice as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" or rate for the Building or Demised Premises issued by a body making fire insurance rates applicable to said Demised Premises, shall be conclusive evidence of the facts therein stated and of the items and changes in the fire insurance rates applicable to the Demised Premises. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by
Tenant, at Tenant's expense, in settings sufficient, in the reasonable judgment of Landlord's structural engineer, to absorb and prevent vibration, noise and annoyance.

          7. Subordination and Attornment. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which Demised Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying LANDLORD or by any mortgagee, affecting any lease or the real property of which the Demised Premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

          8. Property - Loss, Damage, Reimbursement, Indemnity. Landlord or its
agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or wilful acts of Landlord, its agents, servants or employees. Landlord or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said Building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the Demised Premises are temporarily closed, darkened or bricked up
(or permanently closed, darkened or bricked up, if required by law), Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an actual or constructive eviction. Tenant shall indemnify and save harmless
Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant and any sub-tenant, agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Landlord by reason of any such claim,
Tenant, upon written notice from Landlord, will, at Tenant's or Tenant's insurance carriers' expense, resist or defend such action or proceeding by counsel approved by Landlord in writing

          9. Destruction, Fire and Other Casualty. (a) If the Demised Premises
or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the Demised Premises are partially damaged or rendered partially unusable or inaccessible by fire or other casualty, the damages thereto shall be repaired by and at the expense of
Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the
Demised Premises which is usable. (c) If the Demised Premises are totally damaged or rendered wholly unusable or inaccessible by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided. (d) If the Demised Premises are rendered wholly inaccessible or unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that
Landlord shall decide to demolish it or to rebuild it, then, in any such events,
Landlord may elect to terminate this lease by written notice to Tenant, given within 60 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 30 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid to the date of such casualty date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. After any such casualty,
Tenant shall cooperate with Landlord's restoration by removing from the Demised
Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Landlord that the Demised Premises are substantially ready for Tenant's occupancy. (e)
Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty caused by Tenant or any party lawfully claiming through or under Tenant. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Landlord will not carry insurance on
Tenant's furniture and or furnishing or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

          10. Eminent Domain. If the whole or any part of the Demised Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

          11. Assignment, Mortgage, Etc. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others without the prior written consent of Landlord in each instance. If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be constructed to relieve
Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

          12. Electric Current. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the Building. The change at any time of the character of electric service shall in no manner make Landlord liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain. Rates and Conditions in respect to submetering are added in rider attached hereto.

          13. Access to Premises. Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other reasonable times, upon reasonable prior notice, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to any portion of the Building or which Landlord may elect to perform in the Demised
Premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease after 10 days prior written notice and
Tenant's failure to cure same, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Landlord shall perform any work using all reasonable efforts to minimize interference and interruption with Tenant's occupancy and the conduct of its business in the
Demised Premises. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein. Landlord may, during the progress of any work in the
Demised Premises, take all necessary materials and equipment into said Demised
Premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Landlord shall have the right to enter the Demised Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or
Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.

          14. Vault, Vault Space, Area. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility,
Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid
Tenant, if used by Tenant, whether or not specifically leased hereunder.

          15. Occupancy. Tenant will not at any time use or occupy the Demised
Premises in violation of the Certificate of Occupancy issued for the Building of which the Demised Premises are a part. Tenant has inspected the Demised Premises and accepts them as is, subject to Article 38 hereof. If any event, Landlord makes no representation as to the condition of the Demised Premises and Tenant agrees to accept the same subject to violations, whether or not of record.

          16. Bankruptcy. (a) Except as otherwise provided by law, anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events.
(1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; which, in the case of an involuntary bankruptcy, is not dismissed within sixty (60) days after the commencement thereof or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute not dismissed within sixty (60) days. Neither
Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the
Demised Premises demised but shall forthwith quit and surrender the Demised
Premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning
Tenant's interest in this lease.

          (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from
Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder (net of any electric inclusion) for the unexpired portion of the term demised and the fair and reasonable rental value of the
Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Demised
Premises or any part thereof be relet by the Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the
Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

          17. Default. A. If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the Demised Premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by someone other than
Tenant; or if this lease be rejected under Section 235 of Title 11 of the U.S.
Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the Demised Premises within thirty (30) days after the commencement of the terms of this lease, then, in any one or more of such events, upon Landlord serving a written ten (10) days notice upon Tenant specifying the nature of said default and upon the expiration of said ten (10) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ten (10) day period, and if Tenant shall not have diligently commenced curing such default within such ten (10) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Landlord may serve a written three (3) days'
notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to
Landlord but Tenant shall remain liable as hereinafter provided.

          B. If the notice provided for in (A) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required, then and in any of such events, Landlord may dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of Demised Premises and remove their effects and hold the Demised
Premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Landlord may cancel and terminate such renewal or extension agreement by written notice and opportunity to cure.

          18. Remedies of Landlord and Waiver of Redemption. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant such reasonable concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this lease.
The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages hereunder. In computing such liquidated damages there shall be added to the said deficiency such reasonable expenses as Landlord may incur in connection with re-letting, such as reasonable legal expenses, reasonable attorneys' fees, reasonable brokerage fees, advertising and reasonable costs for keeping the Demised
Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding.
Landlord, in putting the Demised Premises in good order or preparing the same for re-rental may, at Landlord's option, make such reasonable alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's reasonable judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by
Tenant to Landlord hereunder. In the event of a breach or threatened breach by
Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude
Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

          19. Fees and Expenses. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this lease after the expiration of any applicable grace, notice and cure periods, then, unless otherwise provided elsewhere in this lease, Landlord may immediately or at any time thereafter and without notice perform the obligation of Tenant hereunder. If Landlord, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Landlord for such sums so paid or obligations incurred with interest and costs. Interest shall be computed at the rate of two (2) percentage points above the prime lending rate established by Citibank, N.A. from time to time. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days after rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

          20. Building Alterations and Management. Landlord shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known. There shall be no allowance to
Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from
Landlord or other Tenant making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord's imposition of any controls of the manner of access to the Building by Tenant's invitees as the Landlord may deem reasonably necessary for the security of the Building and its occupants.

          21. No Representations by Landlord. Neither Landlord nor Landlord's
agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Demised
Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises or the Building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition and, agrees to take the same "as is"
on the date possession is tendered and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the said Demised Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken except for latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

          22. End of Term. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and
Tenant shall remove all its property from the Demised Premises. Tenant's obligation to observe or perform its covenant shall survive the expiration or other termination of its lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

          23. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

          24. Failure to Give Possession. If Landlord is unable to give possession of the Demised Premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if Landlord has not completed any work required to be performed by Landlord, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any manner to extend the term of this lease, but the rent payable hereunder shall be abated until after Landlord shall have given Tenant notice that the Demised Premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the Demised
Premises or to occupy any space in the Building other than the Demised Premises prior to the date specified as the commencement of the term of this lease,
Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this Article are intended to constitute
"an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

          25. No Waiver. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by
Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check, any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Landlord as and for the rent of the Demised Premises shall be deemed payments for the account of Tenant. Acceptance by Landlord of rent from anyone other than Tenant shall not be deemed to operate as an attornment to
Landlord by the payor of such rent or as a consent by Landlord to an assignment or subletting by Tenant of the Demised Premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said Demised Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said
Demised Premises prior to termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the Demised Premises.

          26. Waiver of Trial by Jury. It is mutually agreed by and between
Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Demised Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Demised Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, other than mandatory counterclaims which would otherwise be waived.

          27. Inability to Perform. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Landlord's reasonable control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

          28. Bills and Notices. Except as otherwise in this lease provided, a bill, statement, notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by overnight courier or registered or certified mail addressed to Tenant at the Building of which the
Demised Premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid Demised Premises addressed to
Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the Demised Premises as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address first hereinabove given or at such other address as Landlord shall designate by written notice.

          29. Services Provided By Landlord. As long as this lease is in full force and effect, Landlord shall provide the following services. A. Elevator
Service.

(i) Passenger Elevator Service. Landlord shall provide necessary passenger elevator facilities on business days twenty-four (24) hours per day, seven (7)
days per week.

     Freight Elevator Service. Landlord shall provide freight elevator service
(at no charge to Tenant for periodic and normal use thereof on business days and business hours only) to the Demised Premises on a first-come, first-served basis
(i.e., no advance scheduling) on business days from 7.00 a.m. to 5:45 p.m.
Freight elevator service, provided same is available, shall also be provided to the Demised Premises on a reserved basis at all other times, upon the payment of
Landlord's then established charges therefor which shall constitute additional rent hereunder. Landlord reserves the right to modify freight elevator hours from time to time as necessary. Landlord agrees to provide after hour elevator service not to exceed eight (8) hours for Tenant's move-in only.

B. No Cleaning Services.
            Tenant shall clean the Demised Premises at Tenant's sole cost and expense, using only then designated cleaning contractor approved by Landlord.

C. Water. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory and kitchen purposes (of which fact Tenant constitutes
Landlord to be the sole judge) Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy, or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order, or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Landlord, as additional rent, on the first day of each month, $75.00 of the total meter charges as Tenant's portion. Independently of and in addition to any of the remedies reserved to
Landlord hereinabove or elsewhere in this lease, Landlord may sue for and collect monies to be paid by Tenant or paid by Landlord for any of the reasons or purposes hereinabove set forth.

D. Sprinklers. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance
Exchange or any bureau, department or official of the federal, state or city governmental recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of
Tenant's business, or the locations of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Landlord as additional rent the sum of $75.00, on the first of each month during the term of this lease, as
Tenant's portion of the contract price for the sprinkler supervisory service.

E. Heat. Landlord shall provide heat to the Demised Premises when and as required by law, on business days and business hours only. If Tenant shall request heating for extended hours or at any time other than as set forth above,
Landlord may, provided same is available, furnish such service for such times upon no less than forty-eight (48) hours' advance notice, and Tenant shall pay to Landlord upon demand as additional rent Landlord's then established charges therefor. The building shall provide heat to Tenant on a twenty-four (24) hour basis.

F. Landlord reserves the right, without same constituting an actual or constructive eviction or entitling Tenant to any abatement and/or diminution of fixed rent and/or additional rent, to stop services of the heating, elevators, plumbing, power systems or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof. If the Building of which the Demised Premises are a part supplies manually-operated elevator service, Landlord at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any manner affecting this lease or the obligation of Tenant hereunder. The same shall be done so as to minimize the inconvenience to Tenant and Landlord shall pursue the alteration with due diligence.

          30. Captions. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

          31. Definitions. The term "Landlord" as used in this lease means only the Landlord of the fee or of the leasehold of the Building, or the mortgagee in possession, for the time being of the land and Building (or the Landlord of a lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord accruing from and after the effective date of such sale or lease hereunder and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said TENANT of the Building, or of the land and Building, that the purchaser or the TENANT of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term
"business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable Building service union employees service contract or by the applicable Operating Engineers contract with respect to heating service.

          32. Estoppel Certificate. Tenant shall execute, acknowledge and deliver to Landlord, within five (5) business days after Landlord's request, a certificate stating. (a) that this lease is unmodified and in full force and effect (or, if there have been modifications, that this lease is in full force and effect, as modified, and identifying the modifications); (b) the commencement and expiration dates of the term of this lease; (c) the dates through which fixed rent and additional rent have been paid; (d) whether or not there is any existing default by Landlord or Tenant with respect to which a notice of default has been delivered, and if there is any such default, specifying the nature and extent thereof; (e) that this lease is subordinate to any existing or future mortgage placed by Landlord on the Building; and (f)
whether or not there are any setoffs, defenses or counterclaims against the enforcement of any of the agreements, terms, covenants or conditions of this lease to be paid, complied with or performed by Tenant. Any such certificate may be relied upon by Landlord and any mortgagee, purchaser or other person with whom Landlord may deal. In the event that Tenant fails to deliver the certificate required under this Article 32, same shall be deemed a default hereunder.

          33. Rules and Regulations. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and made a part hereof as Exhibit
A and such other and further reasonable Rules and Regulations as Landlord or
Landlord's agents may from time to time adopt. Notice of additional rules or regulations shall be given in writing to Tenant in accordance with the provisions of Article 28 of this Lease. All rules and regulations shall be promulgated and enforced in a non-discriminatory manner. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the
New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within fifteen (15) days after the giving of notice thereof.

          34. Security Deposit. Tenant shall, upon execution of this lease, deposit with Landlord the sum of Forty Thousand Eight Hundred ($40,800) Dollars
security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, and fails to cure the same within any applicable grace and/or notice periods, then, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be promptly returned to Tenant. In the event of a sale of the land and Building or leasing of the Building, of which the Demised
Premises form a part, Landlord shall have the right to transfer the security to the vendee or TENANT and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new
Landlord solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          35. Adjacent Excavation - Shoring. If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demises Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building of which Demised Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against
Landlord, or diminution or abatement of rent.

          36. Successors and Assigns. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and
Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.
Tenant shall look only to Landlord's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord
(or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

                                   SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF.

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease on the date first above written. In the presence of.

          LANDLORD:   S.I.K. ASSOCIATES

          BY:  /s/
               ______________________________________________ L.S.
               Name:
               Title:

          TENANT:  SPARTA COMMERCIAL SERVICES, INC.

          BY:  /s/
               _________________________________________ L.S.
               Name:
               Title:

         RIDER ATTACHED AND MADE PART OF LEASE DATED: October 27th, 2004

                                   - between -
                                S.I.K. ASSOCIATES
                                    Landlord

                                     - and -
                        SPARTA COMMERCIAL SERVICES, INC.
                                     Tenant

            for space consisting of the entire twentieth (20th) floor
                            of the building known as:
                               462 Seventh Avenue,
                               New York, NY 10018
------------------------------------------------------------------------------

          37. Real Estate Tax. The term Real Estate Taxes shall mean all the
Real Estate Taxes and assessments, special or otherwise, levied, assessed or imposed by the federal, state or local governments against or upon the building of which the Demised Premises form a part or the land upon which it is erected, and any improvements or additions to the land or building whether existing now, or in the future. If due to a future change in the method of taxation, any franchise, income, profit or other tax, or other payment, shall be levied against Landlord in whole or in part in substitution for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such franchise, income, profit, or other tax or payment, shall be deemed to be Real Estate Taxes for purposes hereof.

          In the event that the Real Estate Taxes levied on the property of which the demised premises are a part shall for any year after the fiscal year
2004/2005 be in excess of the Real Estate Taxes levied against the said property for the fiscal year 2004/2005 hereafter known as the "base tax year", the Tenant shall pay to the Landlord as additional rent an amount equal to 4% ("Tenant's
Share") of such excess, if any. In addition, Tenant shall pay for each and every tax year, Tenant's share of the business improvement district or special assessment taxes levied against Landlord for the district in which the building is located. The submission of a duplicate original tax bill of the Landlord shall be deemed conclusive evidence of the amount of the taxes paid by the
Landlord for each year and shall be the basis for the computation of any excess so to be paid by the Tenant. Such excess in the case of Real Estate Taxes, and
Tenant's share of the business improvement district taxes shall each be payable within ten (10) days of receipt of the bill. The obligation to make any payments of additional rent pursuant to this Article shall survive the expiration or other termination of this Lease.

     Notwithstanding the foregoing, Real Estate Taxes shall not include any income (including capital gains), franchise, estate, inheritance, transfer or similar taxes imposed on the Landlord.

          38. Landlord's Work. Landlord hereby agrees at Landlord's sole cost and expense to do the following work. All work and materials used by Landlord shall be considered building standard unless specified otherwise.

               - Modification of existing premises as per Tenant's plan using building standard fixtures and material. The cost of this work shall not exceed Thirty Thousand ($30,000) Dollars;
               - Deliver existing air-conditioning unit(s) in good working order;
               - Deliver bathrooms clean and in good working order; - Men's bathroom partition to be painted; - Central air-conditioning unit(s) to be delivered in good
                 working order for the first cooling season.

     It is understood that the aforesaid work will be commenced after execution of said lease. You do hereby grant us an irrevocable license to enter the premises for the purpose of doing the aforesaid work. It is also understood you are to receive no abatement or diminution of rent, nor are you to make any claim for injury to person, or damage to property, for interruption or loss of business, or doing of the aforesaid work by us. It is also understood that the doing of said work is subject to strikes/and or lockouts and all other cause beyond the Landlord's control.

          39. Laws and Ordinances.

               A. Tenant shall not do, and shall not permit persons under
Tenant's control to do any act or thing in or upon the Demised Premises or the building which will violate any laws and ordinances Tenant shall comply with all laws and ordinances which impose any violation, order or duty upon Landlord or
Tenant arising from, in, or in connection with, the Tenant's occupancy, use or manner of use thereof or any alterations made by or at the request of tenant therein, or required by reason of a breach of any such Tenant's covenants or agreement hereunder, whether or not such laws and ordinances shall be presently in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at this time.

               B. If Tenant receives written notice of any violation of any laws or ordinances applicable to the Demised Premises, Tenant shall give prompt notice thereof to Landlord.

               C. Tenant shall not be obligated to comply with any laws or ordinances requiring any structural alteration of the Demised Premises, unless such alteration is required by reason of the Tenant's manner of use of the
Demised Premises.

               D. Tenant shall not violate any federal, state or local law, ordinance or regulation relating to any "hazardous substance" or "toxic substance" (as hereinafter defined), brought or used by Tenant, Tenant's employees, invitees or agents within the Building or the Demised Premises.
Tenant agrees to indemnify, defend and hold Landlord and its employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities and losses, including attorney fees, which arise as result of any such violation during or after the term of this Lease. The term "hazardous substances" or "toxic substances", shall include mold and those covered by the
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and those substances defined as "hazardous wastes" or "hazardous materials" in the laws of the State of New York.

          40. Broker. Each party represents and warrants to the other that it has dealt with no broker in connection with the negotiation of this Lease other than Kaufman Management Company, LLC and the broker listed below. Each party agrees to indemnify and hold the other harmless from any and all claims of brokers (other than the aforesaid Brokers) and expenses in connection therewith arising out of or in connection with the entering into of this lease by Landlord and Tenant. Landlord shall pay each broker its commission due in accordance with
Landlord's separate agreement with each broker.

     BROKER:  KAUFMAN/ADLER REALTY/GRANT GREENSPAN

          41. Sublease, Assignments, Etc.

     Notwithstanding the provisions of Article 11 and except as provided in this
Paragraph 41, Tenant shall not by operation of law or otherwise assign, mortgage or encumber this Lease, neither sublet nor permit the Demised Premises or any part thereof to be used by any person or entity other than the Tenant. An assignment under this lease shall be deemed to include any sale, transfer or other disposition of fifty (50%) percent or more of the shares of stock of the tenant and shall also include any change of control in the corporate tenant.
Notwithstanding the foregoing, the sale of shares effected through the
"over-the-counter market" or through any recognized stock exchange shall not be deemed an assignment of this lease.

     Any attempted assignment or subletting made contrary to the provisions of this paragraph shall be null and void. No consent by Landlord to any assignment or subletting shall in any manner be considered to relieve Tenant from obtaining
Landlord's express written consent to further subletting.

        Subject to the provisions of this paragraph Landlord shall not unreasonably withhold or delay its consent to an assignment of this lease, or to a subletting of the premises demised hereunder, provided that, at the time of such assignment or sublease, the Tenant shall not be in default beyond any applicable grace or cure periods with respect to any of the terms, covenants or conditions of the within lease.

     A. In connection with the granting of such consent, the Landlord shall have the right to require that.

     l. Tenant shall submit to the Landlord references of the prospective assignee or subtenant which the Landlord deems reasonably satisfactory;

     2. The proposed assignee or subtenant is of comparable character and financial worth with respect to the Overtenant;

     3. Tenant designates the managing agent as Tenant's exclusive agent to effect such assignment or sublease;

     4. Tenant agrees to pay the managing agent a commission computed in accordance with the commission rates of the managing agent then in effect. No commission shall be due in the event of a sale of the business;

     5. Any assignment or subletting be effected pursuant to a written instrument in form reasonably satisfactory to Landlord or its counsel; and that a duplicate original thereof be delivered to Landlord within five (5) days following the date of its execution or within five (5) days from its effective date, whichever shall be sooner;

     6. Any assignment shall include the security deposited under the within lease;

     7. In the event of an assignment, the assignee agrees in writing to assume all of the terms covenants and conditions of this lease on Tenant's part to be performed, and a duplicate original thereof be delivered to Landlord within five
(5) days following the date of its execution or within five (5) days from its effective date, whichever shall be sooner;

     8. The liability of Tenant hereunder, and the liability of any assignee of this lease, shall survive any assignment or subletting, and such liability shall be unaffected by any extensions of time which Landlord may grant to any assignee or subtenant for the payment of any rent or other charges due hereunder, or for the performance of any other term, covenant or condition of this lease;

     9. Whenever Tenant shall submit to Landlord any plan, agreement, or sublease or other document for Landlord's consent or approval in respect to the alterations of the demised premises, the subletting thereof or the assignment of this Lease, and Landlord shall require the expert opinion of Landlord's counsel or architect for reviewing the said plan or instrument, then Tenant shall be responsible for such reasonable fees incurred.

     B. It is expressly understood and agreed that any request by the Tenant for the Landlord's consent to any subleasing or assignment shall be deemed to be an irrevocable offer to the Landlord to surrender the within lease effective on the date contemplated in the subleasing or assignment for which the Tenant requests the Landlord's consent and if said offer is accepted in writing by the Landlord there shall be no further obligation on the part of either the Landlord or the
Tenant after the date set forth in this paragraph.

     C. Nothing contained in this paragraph shall be construed as permitting an assignment or a subletting for any use other than the use expressly permitted under the terms of this lease.

     D. If consent to an assignment or subletting for any other use contrary to the use stated in paragraph #2 of this Lease ("use clause") is requested, the
Landlord shall be the sole judge whether he wishes to give his consent on the terms outlined in sections A and B of this paragraph and the Landlord's judgment shall be final.

     E. Landlord shall not be deemed to have unreasonably withheld consent to any sublease or assignment if Landlord's mortgagee shall have the right to consent to same and such consent shall not have been received after Landlord's good faith request.

     42a. Annual Rent. Tenant shall pay Annual Rent pursuant to the following schedule.

PERIOD:                    ANNUAL RENTAL:                 MONTHLY RENTAL:
12/1/04 -  12/31/04        FREE RENT (SEE Article 42b)
1/1/05 - 12/31/05          $163,200.00                    $13,600.00
1/1/06 - 6/30/06           $167,280.00                    $13,940.00
7/1/06 - 12/31/06          $174,080.00                    $14,506.67
1/1/07 - 12/31/07          $178,432.00                    $14,869.34

     For purposes hereof, the term "Lease Year" shall mean the twelve (12) month period commencing on the Commencement Date and each successive twelve (12) month period thereafter.

     All annual rent shall be payable in equal monthly installments as stated
above on the first day of each calendar month, without offset, deduction or counterclaim whatsoever.

     42b. Concession. Tenant shall be granted a rent abatement period for the month of December 2004. However, Tenant shall be responsible for the payment of additional rent and all other charges including electricity commencing immediately upon Tenant having access to the demised premises. Payment of rent commences January 1st, 2005 except that first month's rent will be deposited with the lease upon execution.

          43. Insurance.

     (a) TENANT shall provide, prior to entry upon the demised premises, and maintain throughout the term of this lease, at its own cost, and with companies rated not less than A Class VII by A.M. Best Company, Inc., or its successor and authorized to do business in the State of New York

     (i) General Liability insurance in an amount not less than $5,000,000.
combined single limit for bodily injury, personal injury and property damage arising out of any one occurrence, protecting LANDLORD and TENANT against all claims for personal injury, death or property damage occurring in, upon or adjacent to the demised premises and any part thereof, or arising from, related to, or in any way connected with the conduct and operation of TENANT's use or occupancy of the demised premises, which insurance shall be written on an occurrence basis and name as an additional insured the LANDLORD and any other parties of interest.

     (ii) Workers' compensation insurance covering all persons employed by
TENANT or its representatives in connection with work performed by or for
TENANT.

     (iii) "All Risk" Fire Insurance policy covering in the name of and for the full benefit of the TENANT all personal property including plate glass (if applicable), equipment, fixtures owned, rented, leased, installed or brought in, on or about the demised premises (Property) by the TENANT. TENANT shall procure a clause in, or endorsement on, each of their policies for fire or extended coverage insurance covering the demised premises or personal property including plate glass(if applicable) , fixtures or equipment located thereon, pursuant to which the insurance company waives subrogation or consents to a waiver of right or recovery against the LANDLORD.

     TENANT agrees not to make claims against or seek to recover from the
LANDLORD for loss or damage to its property or property of others covered by such insurance. To the extent TENANT shall be a self-insurer, TENANT waives its right to recovery, if any, against the LANDLORD, its agents and employees, for loss, damages or destruction of its property.

     TENANT's insurance shall be in a form reasonably satisfactory to LANDLORD and provide that it shall not be canceled, terminated or changed except after 30 days' written notice to LANDLORD. All such policies or certificates (with evidence of payment of the premium) shall be deposited with LANDLORD prior to the day such insurance is required to be in force and upon renewals prior to the expiration of the term of coverage. LANDLORD shall have the right from time to time during the term, to require that TENANT increase the amount and/or types of coverage required to be maintained under this Article to the amounts and/or types generally required of TENANTs in comparable situations. The minimum limits of liability insurance required pursuant to clause (i) shall in no way limit or diminish TENANT's liability.

     (b) TENANT shall not commit or permit anything to be done in, to or about the demised premises, or any adjacent property, contrary to law, or which will invalidate or be in conflict with the insurance policies carried by LANDLORD or by others for LANDLORD benefit, or do or permit anything to be done, or keep, or permit anything to be kept, in the demised premises, which (i) could result in termination of any of such policies, (ii) could adversely affect LANDLORD's right of recovery under any such policies, (iii) could subject LANDLORD to any liability or responsibility to any person, or (iv) would result in reputable and independent insurance companies refusing to insure the Building or property of
LANDLORD therein in amounts satisfactory to its mortgagees. If any such action by TENANT, or any failure by TENANT to comply with the requirements of insurance bodies or to perform TENANT's obligations hereunder, or any use of the demised premises by TENANT shall result in the cancellation of any such insurance or an increase in the rate of premiums payable with respect to such policies, TENANT shall indemnify, defend and hold LANDLORD harmless against all losses, including but not limited to any loss which would have been covered by such insurance and the resulting additional premiums paid by LANDLORD. TENANT shall make such reimbursement within 30 days after receipt of notice and evidence from LANDLORD that such additional premiums have been paid, without limiting LANDLORD's rights otherwise provided in this lease.

     (c) INDEMNIFICATION. TENANT covenants and agrees that TENANT at all times will indemnify and save, protect, defend and keep harmless the said "LANDLORD"
and said leased premises, of, from and against any and all liability, cost, damage, expense, reasonable attorneys' fees, and fines whatsoever which may arise or be claimed against the LANDLORD, or the demised premises by any person or persons for any loss, injury, damage or death to any person or property whatsoever, consequent upon or arising from or out of the business, operations, use or occupancy of the said demised premises by the said TENANT, TENANT's agents, employees or servants or arising from or in connection with any other act or omission of TENANT. TENANT further covenants and agrees that in the event any suit or proceeding shall be brought against LANDLORD, on the demised premises as a result of any loss, damage, injury or death as a foresaid, said
TENANT will defend such suit or proceeding and will pay any judgments against the LANDLORD, or against the demised premises, including reasonable attorney's fees, costs, fines and expenses of the LANDLORD.

          44. Limitation of Liability. Tenant agrees that the liability of
Landlord under this Lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the Demised Premises, shall be limited to
Landlord's interest in the Building. In no event shall Tenant make any claim against or seek to impose any personal liability upon any general or limited partner of Landlord, or any principal of any firm or corporation that may hereafter be or become the Landlord.

          45. Substitution.

     (a) Tenant covenant and agrees that Landlord shall have the absolute and unqualified right, upon notice to Tenant to designate as the Demised Premises that part of any other floor in the Building that approximately corresponds to the premises demised hereunder, provided, however, (i) Landlord may exercise this right only once during the Initial Term of this Lease, (ii) such substituted space shall be the equivalent or better in the appearance of the
Demised Premises upon completion of Landlord's initial Construction (wear and tear, as well as damage to the Demised Premises caused by Tenant, excepted).
Such notice shall specify and designate the space so substituted as the space for the Demised Premises. Notwithstanding such substitution of space, this Lease and all the terms, provisions, covenants and conditions contained in this Lease shall remain and continue in full force and effect, except that the Demised
Premises shall be and be deemed to be such substituted space (hereinafter called
"Substituted Space"), with the same force and effect as if the Substituted Space were originally specified in this Lease as the premises demised hereunder.

     (b) In the event of substitute of space as provided above Tenant upon six
(6) months prior written notice, shall move to the Substituted space at
Landlord's expense, and upon failure of Tenant to so move to the Substituted
Space Landlord may, as Tenant's agent, remove Tenant from the Demised Premises to the Substituted Space. Failure of Tenant to move to the Substituted Space pursuant to this Article shall be deemed a substantial breach of this lease.
Landlord shall reimburse Tenant for Tenant's reasonable and necessary out of pocket expenses actually incurred with regard to the move to the Substituted
Space. Upon request from Landlord, Tenant shall supply Landlord with satisfactory proof of out of pocket expenses incurred by Tenant in moving from the Demised Premises to the Substituted Space

     (c) Following such substitution of space (pursuant to this Article)
Landlord and Tenant shall, promptly at the request of either party, execute and deliver an agreement in recordable form setting forth such substitution of space.

          46. Glass. Landlord shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Landlord may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Landlord. Bills for the premiums therefor shall be rendered by Landlord to
Tenant at such times as Landlord may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

          47. Directory Board Listing. If, at the request of and as
accommodation to Tenant, Landlord shall place upon the directory board in the lobby of the building, one or more names of persons other than Tenant, such directory board listing shall not be construed as the consent by Landlord to an assignment or subletting by Tenant to such person or persons.

          48. Air-Conditioning. The Landlord hereby grants the Tenant permission to use the air-conditioning unit(s) currently installed in the demised premises, which air-conditioning unit(s) are the property of the Landlord and may be used by the Tenant during its occupancy of the demised premises. It is understood and agreed that Tenant will execute and comply with all the laws, rules, orders, ordinances and regulations of any governmental and quasi-governmental Bureaus and Departments having jurisdiction thereover, and of the New York Board of Fire
Underwriters and the New York Fire Insurance Rating Organization.

     The Tenant covenants and agrees to carry Liability insurance and water damage legal liability insurance with respect to the said air-conditioning unit(s) throughout the term of the within Lease.

     The Tenant further covenants and agrees that at the end or other expiration of the term, said air-conditioning unit(s) shall remain the property of the
Landlord and may not be removed by Tenant without the permission of Landlord.

     Tenant shall maintain an air-conditioning service contract with an air-conditioning Service Company to be approved by the Landlord for the term of this Lease. Copies of said contract must be submitted to Landlord on an annual basis.

          Any and all central air-conditioning unit(s) including duct work and window air-conditioning unit(s) installed by the Tenant or the Landlord, shall become the property of the Landlord and may not be removed unless the Landlord grants specific permission to the Tenant to remove said central air-conditioning unit(s) or window air conditioning unit(s).

          Said air-conditioning unit(s) shall be placed in good working order for the first cooling season.

     49. Fixtures. All hanging fluorescent light fixtures and any other light fixtures installed by the Tenant or Landlord shall become the property of the
Landlord and shall remain within the demised premises at the termination of this
Lease unless the Landlord grants specific permission to the Tenant to remove said light fixtures.

     50.      Miscellaneous.

               A. No receipt of monies by Landlord from Tenant, after any reentry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate the lease; and after the service of notice to terminate this Lease, or after the commencement of any action, proceeding or other remedy,
Landlord may demand, receive and collect any monies due, and apply them on account of Tenant's obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

               B. If Tenant is in arrears in the payment of fixed rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and
Landlord may apply any of such payments to any such items in arrears as
Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

               C. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

               D. If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

               E. If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a business day, then Tenant's obligations pursuant to Article 22 hereof shall be performed on or prior to the next succeeding business day. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil
Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Lease. If the Demised Premises are not surrendered upon the termination of this Lease, Tenant hereby indemnifies
Landlord against liability resulting from delay by Tenant in so surrendering the
Demised Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. In the event Tenant remains in possession of the Demised Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month to month, at a monthly rental equal to 300% times the fixed rent and additional rent payable during the last month of the term, subject to all of the other terms of this
Lease insofar as the same are applicable to a month-to-month tenancy. Tenant's obligations under this Paragraph shall survive the expiration or sooner termination of this Lease.

               F. This Lease shall be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this Lease and/or the use and occupation of the Demised Premises.

          The individual signatories to this lease each represent that they are duly authorized to execute this document. Upon Landlord's request, Tenant will execute and deliver to Landlord a Secretary's Certificate setting forth the authority of the officer executing the lease by and on Tenant's behalf.

     51. Execution & Delivery. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall execute a copy of this Lease and deliver the same to Tenant. Until such execution and delivery, any action taken or expense incurred by Tenant shall be at its sole risk and account.

                               LANDLORD:  S.I.K. ASSOCIATES

                               BY. /s/
                                  _________________________________ L.S.
                                        Name:
                                        Title:

                               TENANT:  SPARTA COMMERCIAL SERVICES, INC.

                               BY. /s/
                                  _____________________________________ L.S.
                                        Name:
                                        Title:

                                    EXHIBIT A

                              RULES AND REGULATIONS

     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than for ingress to and egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and sideguards.

     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the
Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the
Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of Landlord, except that the name of any tenant may appear on the entrance door of the Demised Premises.

     6. No additional locks or bolts of any kind shall be placed upon any of the entry doors or windows by any tenant, nor shall any changes be made in existing locks or mechanism thereof. Each tenant must, upon the termination of his
Tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

     7. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner reasonably approved by Landlord.

     8. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

     9. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests same in writing.
Each tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Landlord for all acts of such persons.

     10. Tenant shall not bring or permit to be brought or kept in or on the
Demised Premises, any inflammable, combustible or explosive fluid, material, chemical or substance other than normal office cleaning supplies and materials, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

     11. Landlord shall have the right to prohibit any advertising by any Tenant which in Landlord's option, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Landlord,
Tenant shall refrain from or discontinue such advertising.

     12. Tenant shall not use the demised premises in a manner which disturbs interferes with other Tenants in the beneficial use of their premises.

    ELECTRIC RIDER ATTACHED AND MADE PART OF LEASE DATED: October 27th, 2004
                      BETWEEN: S.I.K. ASSOCIATES, LANDLORD
                  AND: SPARTA COMMERCIAL SERVICES, INC., TENANT
            for space consisting of the entire twentieth (20th) floor
                            of the building known as:
                               462 Seventh Avenue,
                               New York, NY 10018

     52. Tenant agrees to purchase from Consolidated Electric Meter Co., Inc.
hereinafter referred to as the Meter Company supplying electric current to the building, all electric current consumed, used or to be used in the demised premises, and all bulbs, lamps or electric fixtures and to pay for the installation thereof. The amount to be paid by the Tenant for current consumed shall be determined by the meter or meters on the premises, or to be installed and billed according to each meter. Bills for current consumed shall be rendered by the Meter Company to the Tenant at such times as the Meter Company may elect.
The Meter Company shall have the right, in the event of any non-payment by the
Tenant of such bill within fifteen (15) days after rendition, to discontinue and cut off the use of electric current to the Tenant without farther notice and without releasing the Tenant from any liability under the lease, and without the
Landlord or said Meter Company incurring any liability for any damage caused by such discontinuance of service. The Tenant farther agrees, on demand by the
Meter Company, to sign an application for electric service and to place with the
Meter Company, a cash deposit sufficient to secure a two (2) month payment for the peak current consumed by the Tenant in the demised premises, as estimated by the Meter Company. Tenant agrees to pay for all electric current consumed, at a rate specified as the Tenant's base rate as of the date of this lease, as designed and established by the Meter Company supplying electric current to the building. If any increased utility rate, component of the utility rate, component of the utility bill, charge or cost, is imposed on the building at any time from any source after the date of this lease, such increase or increases shall be charged to and paid by the Tenant to the Meter Company at a sum equal to the same percentage of increase as received by the building and said same percentage of increase shall be charged to the Tenant over and above the
Tenant's base rate in effect as of the date of such increase provided such increase, if any, results in a higher yield to the Meter Company. At no time shall the utility rate or any component charge or cost thereof, billed by the
Meter Company to the Tenant be less than that charged or billed to the Meter
Company. The Tenant also agrees to pay its proportionate share of the building's monthly public light and power electric consumption and usage as determined by the Meter Company based upon the building's monthly utility bill as received from the Consolidated Edison Company of New York, Inc., its successors or any other company supplying electrical current to the building, and said proportionate electrical consumption and usage shall be added to the Tenant's monthly bill. If, in the opinion of the Meter Company, the Tenant's installation overloads any riser or risers, and/or switch or switches, and/or meter or meters in the building of which the demised premises are a part, the Tenant will at the
Tenant's own expense, provide, install and maintain any riser or risers, and/or any or all switch and/or switches or meter or meters that may be necessary, but no riser or risers, and/or switch or switches or meter and/or meters will be installed without the written permission of the Meter Company. All meters to be installed will be purchased from the Meter Company and all risers, switches and meters so installed shall be, become and remain the property of the building but the building may, at its option, demand of the Tenant and the Tenant shall, upon such demand remove all such meters, switches or related equipment at Tenant's own cost and expense. Any tax or charge now in effect or hereinafter imposed upon the receipts of the Meter Company from the sale or resale of electrical energy to the Tenant by any Municipal, State or Federal agency shall be passed on to the Tenant and included in the bill and paid by the Tenant to the Meter
Company. In the event that permission is granted by the Meter Company for any alternating current installations, the Tenant will, at its own expense, furnish and install all equipment, risers, service wiring, switches and meters that may be necessary for such installation and will at its own cost and expense maintain and keep in good repair all such riser, risers, wiring and/or switch or switches, and/or meter or meters. The Meter Company and/or the Landlord shall not in any way be liable or responsible to the Tenant for any loss or damage or expense, which Tenant may sustain or incur if either the quantity, quality or character of electric service is changed, is not available or suitable for
Tenant's requirements. In the event any legislature, order of the Public Service
Commission, any judicial or governmental body enacts any law, ruling or regulation to effect the service classification, rate or charge under which the
Tenant now purchases electric current from the Meter Company, then and in such event. Tenant will pay, in addition to such newly promulgated rate or charge, such additional or farther payments to the Meter Company for the rental, use, maintenance and amortization of the building electrical distribution system in an amount as, together with such newly promulgated rate or charges shall equal the rates or charges in effect prior to the rates or charges as set forth by any legislature, order of the Public Service Commission or any judicial or governmental body after date hereof. In the event any legislature, order of the
Public Service Commission, or any judicial or governmental body, or any executive order or decree from any governmental body after the date hereof establishes, enacts, orders or decrees any wage and price controls of any kind, establishing, limiting, freezing or reducing the rates charged by the public utility company supplying electric current to the building containing the demised premises, then the Meter Company, at its option, may increase its charges from and after the effective date of said order or decree, by the same percentage of increase as the United States Consumer Price Index for Urban
Consumers prepared by the United States Government, Department of Labor, Bureau
of Labor Statistics, or successor thereto is increased over and above the index in effect on the effective date of such order or decree, such increase(s) to be billed to Tenant monthly or for any greater period not exceeding every six months, but in no event shall a decrease in said Consumer Price Index reduce the rates charged by the Meter Company below the rate in effect at the time of such order or decree.

   In the event the sale of the electric current in the building containing the demised premises is hereafter prohibited and/or regulated by any law hereinafter enacted, or by any order or ruling of the Public Service Commission of the Sate of New York, or by any judicial decision of any appropriate court, then the
Meter Company, by reason of such prohibition, and/or regulation and/or for any other reason whatsoever, may, at is option and in its sole and absolute discretion, elect to terminate the practice of submetering in the building containing the demised premises; and upon such election, the Tenant will, upon notice from the Meter Company, apply within five (5) days thereafter to the appropriate Public Service Corporation servicing the building containing the demised premises for electric service, and comply will all the rules and regulations of such Public Service Corporation, and all costs associated with and pertaining thereto, and the Meter Company shall be relieved of any further obligation to furnish electric current to the Tenant pursuant to this rider. The
Meter Company may, however, if it so elects, furnish unmetered current to the
Tenant, and the Tenant shall pay to the Meter Company on the first day of the month next following such furnishing of unmetered current to be pro rated to the first of the month and monthly thereafter during the term of this lease, so long as unmetered electric current is furnished to the Tenant, a sum equal to one-twelfth of the invoices billed to the Tenant for all electric consumed in the demised premises for the twelve month period directly preceding me month m which the furnishing of unmetered current to the Tenant is commenced by the
Meter Company and/or as estimated at any time by the Meter Company as hereinabove and below provided. The Tenant also agrees to pay its proportionate share of the building's monthly public light and power electric consumption and usage as determined by the Meter Company based upon the building's monthly utility bill as received by the Consolidated Edison Company of New York, Inc.,
its successors or any other company supplying electrical current to the building and said proportionate electrical consumption and usage shall be added to the
Tenant's monthly bill. In the event the Meter Company supplies unmetered electric current to the Tenant, any and all applications and security already on deposit with the Meter Company from the Tenant, to secure payment for current consumed, shall be held by the Meter Company to secure payment of Tenant's monthly charge for the supply of unmetered current to the Tenant by the Meter
Company plus additions thereto, including new applications, from tenants receiving unmetered electric current in the demised premises, as may be demanded by the Meter Company to secure two month's payment of Tenant's monthly charge as estimated by the Meter Company. The Meter Company shall have the right, in the event of any non-payment by the Tenant of such bill within fifteen (15) days after rendition, to discontinue and cut-off the use of electric current to the
Tenant without further notice without releasing the Tenant from any liability under this lease, and without the Landlord or said Meter Company incurring any liability for any damage caused by such discontinuance of service. Tenant will not install or use any electrically operated equipment, machinery or appliances that were not in the demised premises during the twelve-month period immediately preceding the Meter Company supplying unmetered electric current to the demised premises, as aforesaid, nor shall Tenant make any change in the wiring of the demised premises without the prior written consent of the Meter Company first obtained. If after the date the Meter Company commences supplying unmetered current to the Tenant, any additional electrically operated equipment is installed in the premises or the hours of usage of the electric installation are increased in the demised premises, then the monthly payment to the Meter Company shall be increased equal to the value of the additional electric current consumed by such newly installed electrically operated equipment and/or increased hours of usage of the electric installation, such increased value to be determined by the Tenant's base rate in effect at the time of such installation of additional electrically operated equipment and/or increased hours of usage, same to be determined by the Meter Company. Tenant shall pay the amount of such increase or increases retroactively to the date of installation of all newly installed electrically operated equipment and/or the increase in usage by the Tenant. If after the date the Meter Company commences supplying unmetered electric current to the Tenant there is any increase in the utility bill, charge or cost is imposed upon the building at any time from any source, such increase or increases shall be charged to and paid by the Tenant to the
Meter Company at a sum equal to the same percentage of increase as received by the building and said same percentage of the increase shall be charged to the
Tenant over and above the Tenant's monthly base rate then in effect as of the date of such increase, provided such increase, if any, results in a higher yield to the Meter Company. At no time shall the utility rate, or any component charge or cost thereof, billed by the Meter Company to the Tenant be less than that charged or billed to the Meter Company. In the event any legislature, order of the Public Service Commission, or any judicial or any governmental body, or any executive order or decree from any governmental body after the date hereof establishes, enacts, orders or decrees any wage and price controls, of any kind, establishing, limiting, freezing or reducing the rates charged by the public utility company supplying electric current to the building containing the demised premises, then the Meter Company, at its option, may increase the monthly charges for supplying unmetered current from and after the effective date of said order or decree by the same percentage of increase as the United
States Consumer Price Index for Urban Consumers prepared by the United States
Government, Department of Labor, Bureau of Labor Statistics, or successor thereto is increased over and above the index in effect on the effective date of such order or decree; such increase(s) to be billed to Tenant monthly or for any greater period not exceeding every six months, but in no event shall a decrease in Consumer Price Index reduce the monthly charges for the supply of unmetered current by the Meter Company below the charges in effect at the time of such order or decree. If for any reason the Meter Company, within its sole and absolute discretion, elects or is required to terminate the furnishing of unmetered current, as hereinabove described, or in the event permission is granted to the Tenant by the Meter Company for direct service from the utility company, the Tenant will, at its own cost and expense, furnish and install all risers, service wiring, switches, meter equipment and meters and any and all other equipment or related expenses, charges or costs that may be necessary for such installation and will, at its own cost and expense, maintain and keep in good repair, all such riser or risers, wiring and/or switch or switches, metering equipment and/or meter or meters; and all such wiring and/or switches and/or meters so installed shall be, become and remain the property of the building but the building may, at its option, demand of the Tenant and the
Tenant shall, upon such demand, remove all such meters or switches at Tenant's own cost and expense. In the event any legislature, order of the Public Service
Commission or any judicial or governmental body enacts any law, ruling or regulation to effect the service classification, rate or charge under which the
Tenant receives unmetered electric current from the Meter Company, then and in such event Tenant will pay to the Meter Company that rate or charge as said forth by said legislature, order of the Public Service Commission or judicial or governmental body and an additional amount as determined by the Meter Company for the rental, use, maintenance and amortization of the building electrical distribution system including any and all switches, risers, meters, wiring and other equipment that together with the rate set forth by said legislature, order of the Public Service Commission shall equal the rates or charges hereinabove described and set forth for furnishing unmetered electric current.
Notwithstanding anything hereinabove set forth, the Tenant agrees to pay to the
Meter Company for metered or unmetered electric current a minimum charge of
$25.00 per month. Anything to the contrary notwithstanding, if at any time the
Meter Company elects to furnish unmetered current or sell electric current from any source whatsoever to the Tenant, then and in either of such events, Tenant agrees to discontinue the purchase of electric service within ten (10) days from the date of notice thereof from the Public Service Company servicing the part of the city where the building is located, or from any source, and to sign a release, or any other necessary papers required by said utility company for the discontinuance of electric service; and the Tenant agrees to purchase from or pay to the Meter Company , as the case may be, the cost and installation of all meters that may be necessary in the sole discretion of the Meter Company and for all electric current consumed in the demised premises subject to all of the terms and conditions as set forth above. No current shall be furnished until the equipment of the Tenant has been approved by the proper public authorities, the
New York Board of Fire Underwriters and the New York Fire Insurance Rating
Organization or similar organization having jurisdiction, and no changes shall be made in such equipment without the consent of the Meter Company. The Tenant shall make no changes in and/or additions to the electrical equipment, wiring and/or appliances in the demised premises, without the written consent of the
Meter Company first had and obtained. Rigid conduit only will be allowed by the
Landlord for exposed work.

Tenant shall deposit the sum of Five Thousand ($5,000) Dollars representing security deposit for electricity. Tenant's base rate fore electric shall be Con
Edison Service Classification #4 + 15 plus any applicable taxes. Tenant's base rate for public, light and power shall not exceed One Hundred Fifty ($150.00)
Dollars per month.

                                                            TENANT
                                                            /s/
                                                            LANDLORD
                                                            /s/

                                   EXHIBIT "A'

                          L I M I T E D G U A R A N T Y

                      KNOW ALL MEN BY THESE PRESENTS THAT:

     WHEREAS, S.I.K. Associates, (hereinafter "Landlord"), having its principal office located at 450 Seventh Avenue, New York, NY 10123 is entering into a lease (hereinafter "lease") dated as of October 27th, 2004 with Sparta
Commercial Services, Inc. (hereinafter "Tenant"), having an address at 462
Seventh Avenue, New York, NY 10018, affecting space consisting of the entire twentieh (20th) floor, particularly described and set forth in the lease
(hereinafter "demised premises") which lease is hereby incorporated in this instrument by reference; and

     WHEREAS, Guarantor desires to induce Landlord to enter into the lease; and

     WHEREAS, Guarantor is the shareholder/general partner of the tenant;

     NOW THEREFORE, in consideration of the execution and delivery of the lease and of the other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by the Guarantor:

     The undersigned Guarantor does hereby personally, unconditionally, and absolutely agree to guarantee all of the obligations of the Tenant to the
Landlord in the aforesaid lease. This guaranty shall terminate at such time as the demised premises are surrendered to the Landlord, which surrender shall be completed by the Tenant's delivery to the Landlord of the keys and acknowledgement of surrender, unconditionally, and free of any tenancy or occupancy. At such time as this personal guaranty shall be terminated, the liability of the Guarantor shall be limited to payment of all rent, additional rent and other charges and fees due and accrued through date of surrender to the
Landlord as hereinabove described. In the event that the Tenant under the aforesaid lease is either a petitioner or a respondent in a proceeding under the
Bankruptcy Law, this guaranty may not be terminated until the estate of the bankrupt, the reorganized tenant, or the entity in possession removes from the demised premises and the same is surrendered to the Landlord in the manner hereinabove required. In the event that there is a bankruptcy proceeding of any kind, and the Landlord is awarded use and occupancy charges by the Bankruptcy
Court, this guaranty shall be limited for the period of use and occupancy under
Bankruptcy Court approval for any deficiency between the amount of rent and other monies due to the Landlord hereunder and any use and occupancy charge allowed by the Bankruptcy Judge or Court.

     IN WITNESS  WHEREOF,  the undersigned  Guarantor has signed and sealed this
guaranty as of this                     date of                         2004 ,

                         Name:  _________________________________ L.S.

                         Address:  _______________________________

                                  -------------------------------

                         SOCIAL SECURITY NO.:  ________________________

State of New York             )
                                           ) ss.:
County of                          )

On this                   day of                                  2004
before me personally came _________________________ to me known and known to me to be the individual described in and who, as Guarantor, executed the foregoing instrument and acknowledged to me that he executed the same.

                                                ----------------------------
                                                              Notary Public